EXHIBIT 99.1

Golden Matrix Group Appoints Richard Christensen as Chief Financial Officer to Support Next Phase of Growth

LAS VEGAS – March 7, 2025 – Golden Matrix Group (NASDAQ: GMGI) (“Golden Matrix” or the “Company”), a leading provider of innovative gaming and technology solutions, today announced it has appointed of Richard Christensen as Chief Financial Officer (CFO), reinforcing the Company’s financial leadership as it continues to expand its global footprint.

Mr. Christensen is a seasoned finance executive with over 25 years of experience in corporate finance, capital markets, M&A and financial operations at publicly traded companies. Most recently, he served as Senior Vice President, Chief Accounting Officer and Treasurer at TrueBlue Inc., where he led global finance functions, implemented financial automation and spearheaded cost-saving initiatives. Previous to that, he held leadership roles at Itron Inc., overseeing global finance operations, strategic restructuring and M&A transactions. He began his career at Deloitte & Touche LLP.

Brian Goodman, CEO of Golden Matrix Group, commented, "Rich’s deep expertise in financial strategy and operational efficiency makes him an invaluable addition to Golden Matrix. His leadership will be instrumental to supporting the continued success of our business as we drive sustainable growth, enhance financial performance and execute on our strategic initiatives."

Mr. Christensen holds an MBA in Finance from The Wharton School of the University of Pennsylvania, a BBA in Accounting and Computer Information Systems from Idaho State University and is a Certified Public Accountant (CPA).

About Golden Matrix

Golden Matrix Group, based in Las Vegas, NV, is a leading B2B and B2C gaming technology company operating across multiple international markets. The B2B division develops and licenses branded gaming platforms, while its B2C division, RKings, runs a high-volume eCommerce site for paid-for competitions. The Company also owns and operates MEXPLAY, a regulated online casino in Mexico. In 2024, Golden Matrix completed the acquisition of Meridianbet, expanding its international reach across Europe, Africa, and LatAm.

Investor & Media Contacts:

Brett Milotte, ICR

Brett.Milotte@icrinc.com

Greg Michaels, ICR

Gregory.Michaels@icrinc.com

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Forward-Looking Statements

Certain statements made in this press release contain forward-looking information within the meaning of applicable securities laws, including within the meaning of the Private Securities Litigation Reform Act of 1995 (“forward-looking statements”). Words such as “strategy,” “expects,” “continues,” “plans,” “anticipates,” “believes,” “would,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets” and other words of similar meaning are intended to identify forward-looking statements but are not the exclusive means of identifying these statements.

Important factors that may cause actual results and outcomes to differ materially from those contained in such forward-looking statements include, without limitation, the ability of the Company to obtain the funding required to pay certain Meridianbet Group acquisition post-closing obligations, the terms of such funding, potential dilution caused thereby and/or covenants agreed to in connection therewith; potential lawsuits regarding the acquisition; dilution caused by the terms of the Note and Warrant, the Company’s ability to pay amounts due under the Note and covenants associated therewith and penalties which could be due under the Note and securities purchase agreement for failure to comply with the terms thereof; the business, economic and political conditions in the markets in which the Company operates; the effect on the Company and its operations of the ongoing Ukraine/Russia conflict and the conflict in Israel, changing interest rates and inflation, and risks of recessions; the need for additional financing, the terms of such financing and the availability of such financing; the ability of the Company and/or its subsidiaries to obtain additional gaming licenses; the ability of the Company to manage growth; the Company’s ability to complete acquisitions and the availability of funding for such acquisitions; disruptions caused by acquisitions; dilution caused by fund raising, the conversion of outstanding preferred stock, convertible securities and/or acquisitions; the Company’s ability to maintain the listing of its common stock on the Nasdaq Capital Market; the Company’s expectations for future growth, revenues, and profitability; the Company’s expectations regarding future plans and timing thereof; the Company’s reliance on its management; the fact that the sellers of the Meridianbet Group hold voting control over the Company; related party relationships; the potential effect of economic downturns, recessions, increases in interest rates and inflation, and market conditions, decreases in discretionary spending and therefore demand for our products and services, and increases in the cost of capital, related thereto, among other affects thereof, on the Company’s operations and prospects; the Company’s ability to protect proprietary information; the ability of the Company to compete in its market; the effect of current and future regulation, the Company’s ability to comply with regulations and potential penalties in the event it fails to comply with such regulations and changes in the enforcement and interpretation of existing laws and regulations and the adoption of new laws and regulations that may unfavorably impact our business; the risks associated with gaming fraud, user cheating and cyber-attacks; risks associated with systems failures and failures of technology and infrastructure on which the Company’s programs rely; foreign exchange and currency risks; the outcome of contingencies, including legal proceedings in the normal course of business; the ability to compete against existing and new competitors; the ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products, including potential recessions and global economic slowdowns. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this press release are reasonable, we provide no assurance that these plans, intentions or expectations will be achieved.

Other important factors that may cause actual results and outcomes to differ materially from those contained in the forward-looking statements included in this communication are described in the Company’s publicly-filed reports, including, but not limited to, under the “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended October 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended January 31, 2024, and future periodic reports on Form 10-K and Form 10-Q. These reports are available at www.sec.gov.

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